Exhibit 4.22

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

WHEREAS, Tibet Unigroup GuoWei Investment Co., Ltd., ChipMOS TECHNOLOGIES (BVI) LTD., Gongqingcheng Changhou Investment Management Ltd., Accretech (China) Co., Ltd., Chao-Jung Tsai, Shih-Jye Cheng, Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Shou-Kang Chen, David W. Wang, and Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) made and executed the “AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE” and the supplemental agreements thereof (hereinafter collectively referred to as “JV Agreement”) respectively on November 30, 2016, April 10, 2017 and November 28, 2017 for the matter of joint venture of ChipMOS TECHNOLOGIES (Shanghai) LTD. (“ChipMOS Shanghai”);

WHEREAS, the company name has been changed to Unimos Microelectronics (Shanghai) Co., Ltd.

WHEREAS, the company’s business scope was also amended.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereto agree to this supplemental agreement for the JV Agreement (“this Agreement”) through good faith negotiations on August 1, 2018 as follows:

Article 1.

“Company” under Section 1.1 of the JV Agreement shall be amended as:

“Company” means Unimos Microelectronics (Shanghai) Co., Ltd.

Article 2.

Section 3.1.1 of the JV Agreement shall be amended as:

The Chinese name of the Company is “紫光宏茂微电子（上海）有限公司” and its English name is “Unimos Microelectronics (Shanghai) Co., Ltd.”

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Article 3.

“Business Scope” under Section 4.2 of the JV Agreement shall be amended as:

The business scope of the Company is as follows: assembly and testing services for semiconductors (silicon and compound semiconductor) and integrated circuits (including sub-systems and modules), technology development, technical services, and sales of the products manufactured by the Company, including advanced assembly and testing such as MEMS and compound semiconductor integrated circuit manufacturing, BGA, CSP, etc. (operations and activities subject to any approval according to the Laws may not be carried out unless such approval is issued by the competent authority).

Article 4. Miscellaneous

4.1	Terms that are not defined, however used in this Agreement, shall have the same meaning as those given in the JV Agreement.

4.2

In the event that this Agreement is inconsistent with the JV Agreement, this Agreement shall prevail. Matters that are not specified in this Agreement shall be addressed in accordance with the JV Agreement.

4.3

This Agreement may be modified or amended only by a written and signed agreement of the Parties. No waiver by any Party of one or more rights under this Agreement shall be recognized as a waiver of any other right hereunder, nor shall such waiver be regarded as a waiver of the same right in any other circumstances.

4.4

In case of a disputed provision, the remaining provisions of this Agreement shall remain in full force and effect during the dispute. If any provision of this Agreement is deemed unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.

4.5	This Agreement shall become effective upon being signed and chopped by the Parties.

4.6	This Agreement can be executed in as many originals as needed, while each original shall have the same legal effect, and each Party shall retain no less than one (1) original.

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(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Tibet Unigroup GuoWei Investment Co., Ltd.
(Seal)

Signature:
Name: Wei-Guo Zhao
Title: Executive Director

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

ChipMOS TECHNOLOGIES (BVI) LTD.
(Seal)

Signature:
Name: Lien-Fa Chou
Title: Chairman

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership).

(Seal)

Signature:
Name: Hong-Wei Hsieh
Title: Representative of the Managing Partner

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Accretech (China) Co., Ltd.
(Seal)

Signature:
Name: Hao Chen
Title: Director / General Manager

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Chao-Jung Tsai

Signature:

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shih-Jye Cheng

Signature:

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership)

(Seal)

Signature:
Name: Lien-Fa Chou
Title: Representative of the Managing Partner

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shou-Kang Chen

Signature:

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 3rd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

David W. Wang

Signature: